Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Frontier Communications Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-190613, 333-181299, 333-158391 and 333-58044), and on Form S-8 (Nos. 333-188440, 333-167932, 333-159508, 333-151248, 333-151246, 333-151245, 333-142636, 333-91054, 333-71821, 333-71597, 333-71029, 333-61432, 33-48683 and 33-42972), of Frontier Communications Corporation and subsidiaries of our reports dated February 27, 2014, with respect to the consolidated balance sheets of Frontier Communications Corporation as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), equity and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Frontier Communications Corporation.

/s/ KPMG

Stamford, Connecticut
February 27, 2014